Exhibit 99.1

April 1, 2010

Globe Specialty Metals Acquires Core Metals Group

NEW YORK, Apr 1, 2010 (GlobeNewswire via COMTEX News Network) -- Globe Specialty Metals, Inc. (Nasdaq:GSM) today announced its acquisition of Core Metals Group, LLC, one of North America's largest producers and marketers of high-purity ferrosilicon and other specialty steel ingredients. Globe paid $52 million in cash for the company, which was owned by the Ospraie Funds. The company, headquartered in Coraopolis, PA, services the steel, chemical and other industrial markets.

"This accretive transaction is another step in our aggressive growth and synergistic product diversification strategy," said Globe Chief Executive Officer, Jeff Bradley. "It strengthens our growing ferrosilicon business and expands the line of products and services we offer to the market. We are also very pleased with the operations excellence and sales and marketing expertise that is evident throughout Core Metals."

Bradley added, "With this transaction, we also inherit a first class, well entrenched marketing organization that we expect will enable us to further expand our products and sales into the growing steel markets around the world."

Larry Byrnes, President of Core Metals, commented, "We are delighted about being a part of such a solid, consistently profitable and growing international American-based manufacturing company. The value that the combination of our companies brings to the market is very exciting."

The Company anticipates no disruption or interruption in service to any customer.

Conference Call

We invite all interested persons to participate on a conference call at 9:00 am, Eastern Time. The dial-in number for the call is 877-293-5491. International callers should dial 914-495-8526. Please dial in at least five minutes prior to the call to register. The call may also be accessed via an audio webcast available on the GSM website at http://investor.glbsm.com. Click on the April 1, 2010 Conference Call link to access the call.

About Globe Specialty Metals

Globe Specialty Metals, Inc. (www.glbsm.com) is among the world's largest producers of silicon metal and silicon-based specialty alloys, critical ingredients in a host of industrial and consumer products with growing markets. Customers include major silicone chemical, aluminum and steel manufacturers, auto companies and their suppliers, ductile iron foundries, manufacturers of photovoltaic solar cells and computer chips, and concrete producers. The Company is headquartered in New York City. For further information please visit our web site at www.glbsm.com.

About Core Metals Group

Core Metals Group is a leading producer, marketer, and distributor of ferroalloys and specialty materials for the North American steel and foundry industry. It markets and produces materials including ferrosilicon, ferrovanadium, ferromolybdenum, fluorspar, metallurgical process materials, and other ferroalloys. The company's headquarters are in Coraopolis, PA, which is close to Pittsburgh, PA.

Forward-Looking Statements

This release contains "forward-looking statements" within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as "anticipates," "intends," "plans," "seeks," "believes," "estimates," "expects" and similar references to future periods, or by the inclusion of forecasts or projections. Forward-looking statements are based on the current expectations and assumptions of Globe Specialty Metals, Inc. (the "Company") regarding its business, financial condition, the economy and other future conditions.

Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. The Company's actual results may differ materially from those contemplated by the forward-looking statements. The Company cautions you therefore that you should not rely on any of these forward-looking statements as statements of historical fact or as guarantees or assurances of future performance. Important factors that could cause actual results to differ materially from those in the forward-looking statements include regional, national or global political, economic, business, competitive, market and regulatory conditions including, among others, changes in metals prices; increases in the cost of raw materials or energy; competition in the metals and foundry industries; environmental and regulatory risks; ability to identify liabilities associated with acquired properties prior to their acquisition; ability to manage price and operational risks including industrial accidents and natural disasters; ability to manage foreign operations; changes in technology; and ability to acquire or renew permits and approvals.

Any forward-looking statement made by the Company or management in this release speaks only as of the date on which it or they make it. Factors or events that could cause the Company's actual results to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, unless otherwise required to do so under the law or the rules of the NASDAQ Global Market.